UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2009

BANK OF THE CAROLINAS CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	000-52195	20-4989192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 Boxwood Village Drive Mocksville, North Carolina	27028
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 751-5755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

On April 17, 2009, Bank of the Carolinas Corporation (“Registrant”), the parent company of Bank of the Carolinas (the “Bank”), entered into a letter agreement (the “Purchase Agreement”) with the United State Department of the Treasury (the “Treasury”), pursuant to which Registrant issued and sold to the Treasury 13,179 shares of Registrant’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value, (the “Series A Preferred Stock”) for an aggregate purchase price of $13,179,000 in cash. In conjunction with that sale, Registrant issued to the Treasury a warrant (the “Warrant”) to purchase 475,204 shares of Registrant’s common stock, par value $5.00 per share (the “Common Stock”).

The Series A Preferred Stock will qualify as Tier 1 capital for purposes of Registrant’s regulatory capital requirements and will pay cumulative dividends at a rate of 5% per annum for the first five years and 9% per annum thereafter.

The Warrant has a 10-year term and is immediately exercisable upon its issuance, with an exercise price, subject to anti-dilution adjustments, equal to $4.16 per share of the Common Stock. If Registrant receives aggregate gross cash proceeds of not less than $13,179,000 from qualified equity offerings on or prior to December 31, 2009, the number of shares of Common Stock issuable pursuant to the Treasury’s exercise of the Warrant will be reduced by one half of the original number of shares. Pursuant to the Purchase Agreement, the Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.

The Series A Preferred Stock and the Warrant were issued in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Upon the request of the Treasury at any time, Registrant has agreed to promptly enter into a deposit arrangement pursuant to which the Series A Preferred Stock may be deposited and depositary shares (“Depositary Shares”), representing fractional shares of Series A Preferred Stock, may be issued. Registrant also has agreed that, upon the request of the Treasury at any time, it will register the Series A Preferred Stock, the Warrant, the shares of Common Stock underlying the Warrant (the “Warrant Shares”) and Depositary Shares, if any. Neither the Series A Preferred Stock, the Warrant, nor the Warrant Shares will be subject to any contractual restrictions on transfer, except that the Treasury may only transfer or exercise an aggregate of one-half ( 1/2) of the Warrant Shares prior to December 31, 2009 or, if earlier, the redemption of 100% of the shares of Series A Preferred Stock.

In the Purchase Agreement, Registrant agreed that, until such time as the Treasury ceases to own any debt or equity securities of Registrant acquired pursuant to the Purchase Agreement, Registrant will take all necessary actions to ensure that its compensation and benefit plans will comply with Section 111 of the Emergency Economic Stabilization Act of 2008 (the “EESA”), as amended, and any applicable guidance or regulation issued thereunder, and the applicable employees have consented to the foregoing.

Item 3.02	Unregistered Sales of Equity

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” above is incorporated by reference into this Item 3.02.

Item 3.03	Material Modification to Rights of Securityholders

Effective on April 13, 2009, Registrant amended its Articles of Incorporation to create a separate series of its authorized preferred stock designated as its Series A Preferred Stock and, as described in Item 1.01 above, issued 13,179 shares of that stock to the Treasury. Under the terms of the Series A Preferred Stock, unless all accrued dividends have been paid in full on the Series A Preferred Stock, Registrant may not declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of its Common Stock or other “Junior Stock” (as defined below) or “Parity Stock” (as defined below). Additionally, even if all dividends have been paid on the Series A Preferred Stock, during the first three years following Registrant’s issuance of the Series A Preferred Stock to Treasury, Registrant is required to obtain the Treasury’s approval in order to increase the dividend per share paid on its Common Stock from the last quarterly cash dividend per share declared prior to April 17, 2009, or to purchase outstanding shares of its Common Stock, unless the Series A Preferred Stock has been redeemed in full or the Treasury has transferred all of the Series A Preferred Stock to third parties.

The Series A Preferred Stock has a liquidation preference of $1,000 per share. If Registrant is liquidated and its assets are distributed to its shareholders, holders of the Series A Preferred Stock would be entitled to receive that amount, plus the cumulative amount of any accrued but unpaid dividends, for each share before any amount could be distributed to holders of its Common Stock or other Junior Stock.

“Junior Stock” means the Common Stock and any other class or series of Registrant’s stock, the terms of which expressly provide that it ranks junior to the Series A Preferred Stock as to dividend rights and/or rights upon liquidation, dissolution or winding up of Registrant. “Parity Stock” means any class or series of Registrant’s stock, the terms of which do not expressly provide that such class or series will rank senior or junior to the Series A Preferred Stock as to dividend rights and/or rights upon liquidation, dissolution or winding up of Registrant (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

Item 5.02	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information concerning restrictions on executive compensation set forth under “Item 1.01 Entry Into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

On April 17, 2009, in conjunction with the transaction described in Item 1.01 above, Registrant and the Bank entered into Capital Purchase Program Compliance Agreements (“Compliance Agreements”) with our named executive officers, Robert E. Marziano, Michael D. Larrowe, and Harry H. Hill. Under the terms of the Compliance Agreements, each of the executive officers named above agreed to the modification of any existing or future compensation or benefit plans or agreements with each of them, respectively, to the extent required by Section 111 of EESA and the rules thereunder, and waived any claim against Registrant, the Bank and the Treasury arising from such modification. The Compliance Agreements also generally provide that, during the period in which the Treasury holds the Series A Preferred Stock, Warrant or Warrant Shares, if any bonus or incentive compensation paid to those senior executive officers is based on materially inaccurate performance criteria, such compensation shall be repaid.

Item 5.03	Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year

Effective on April 13, 2009, Registrant amended Article 2 of its Articles of Incorporation by filing Articles of Amendment with the North Carolina Secretary of State. The amendment, which Registrant’s Board of Directors was authorized to approve without a vote of shareholders, created a separate series of Registrant’s authorized preferred stock designated as its Series A Preferred Stock described in Item 1.01 above, and specified the preferences, limitations and relative rights of the Series A Preferred Stock. A copy of Registrant’s Articles of Incorporation, as amended, is attached as Exhibit 3.01 to this Report and is incorporated herein by reference.

Item 8.01	Other Events

On April 17, 2009, Registrant issued a press release announcing the transactions described in Item 1.01 above and its sale of Series A Preferred Stock and issuance of Warrants to the Treasury. A copy of the press release is attached as Exhibit 99.1 to this Report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are being filed or furnished with this Report:

Exhibit No.	Exhibit Description
3.01	Registrant’s Articles of Incorporation, as amended on April 13, 2009

99.01	Press Release dated April 17, 2009

Disclosures About Forward Looking Statements

This Report and its exhibits contain statements relating to our financial condition, results of operations, plans, strategies, trends, results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts. Those statements, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of our management about future events. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in our Annual Report on Form 10-K and in other documents we file with the Securities and Exchange Commission from time to time. Copies of those reports are available directly through the Commission’s website at www.sec.gov. Other factors that could influence the accuracy of such forward-looking statements include, but are not limited to, (a) changes in competitive pressures among depository and other financial institutions or in our ability to compete successfully against the larger financial institutions in our banking markets; (b) the financial success or changing strategies of our customers; (c) actions of government regulators, or changes in laws, regulations or accounting standards that adversely affect our business; (d) changes in the interest rate environment and the level of market interest rates that reduce our net interest margins and/or the volumes and values of loans we make and securities we hold; (e) changes in general economic or business conditions and real estate values in our banking market (particularly changes that affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of loan collateral); and (f) the impact on financial institutions in general of recent adverse conditions in the banking industry and the credit and securities markets. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements in this paragraph. We have no obligation, and do not intend, to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BANK OF THE CAROLINAS CORPORATION
(Registrant)

Date: April 17, 2009	By:	/S/ Michelle L. Clodfelter
Michelle L. Clodfelter
Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.01	Registrant’s Articles of Incorporation, as amended on April 13, 2009

99.01	Press Release dated April 17, 2009